Exhibit 99.2

Concho Resources Inc. Expands Its Acreage Position in the Delaware Basin

MIDLAND, Texas--(BUSINESS WIRE)--November 2, 2011--Concho Resources Inc. (NYSE: CXO) ("Concho" or the "Company") today announced that it has entered into definitive agreements to acquire acreage in the Delaware Basin (the “Acquisitions”) from multiple parties during the third and fourth quarters of 2011 for aggregate consideration of approximately $330 million. The Acquisitions add approximately 137,000 gross (114,000 net) acres that are strategically positioned in both the northern and southern portions of the Company’s Delaware Basin Bone Spring play. The Acquisitions consist primarily of leasehold but include an estimated 6 million barrels of oil equivalent (“MMBoe”) proven reserves at closing and net daily production of approximately 1,500 barrels of oil equivalent per day (“Boepd”).

Highlights of the Acquisitions:

  Expands the Company’s acreage position in the Delaware Basin to approximately 420,000 gross (270,000 net) acres from approximately 280,000 gross (160,000 net) acres as of June 30, 2011
  Increases the Company’s average working interest in the Delaware Basin to 64% from 56% as of June 30, 2011
  Adds over 350 identified horizontal drilling locations with the potential to identify an additional 500 locations assuming 160-acre spacing

Additionally, during the third quarter of 2011 Concho achieved record levels of production from its Delaware Basin Bone Spring play, which includes the Avalon shale, the Bone Spring sands and the Wolfcamp shale. The Company’s average net daily production in the third quarter of 2011 from its Delaware Basin Bone Spring play was approximately 8,900 Boepd, a 59% increase over the second quarter of 2011.

Timothy A. Leach, Concho’s Chairman, CEO and President, commented, “We are pleased to announce a significant expansion of our acreage position in the Delaware Basin Bone Spring play at a very attractive acquisition price. Together with the Marbob acquisition and our leasing efforts, Concho has assembled a premier acreage position in the Delaware Basin targeting multiple horizons. As our operations team continues to deliver outstanding results in the Delaware Basin, we remain encouraged that this asset will be a significant driver of future growth.”

The Acquisitions, which are all expected to close by December 2011, will be funded with borrowings under the Company’s credit facility and are subject to customary purchase price adjustments and other customary closing conditions.

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company's operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit Concho's website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's future production growth, acquisitions, oil and natural gas reserves and number of identified drilling locations. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the "Risk Factors" section of the Company's most recent Form 10-K and 10-Q filings and risks relating to declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of reserves; risks related to the integration of the acquired assets; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity; risks related to the concentration of our operations in the Permian Basin; the results of our hedging program; weather; litigation; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to replace reserves and economically develop our current reserves; competition in the oil and natural gas industry; our existing indebtedness; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CONTACT:
Concho Resources Inc.
Toffee McAlister, 432-683-7443
Director, Investor Relations & Corporate Communications